EXHIBIT 10.23(b)

FORM OF RESTRICTED STOCK AGREEMENT

UNDER THE 2007 LONG TERM INCENTIVE PLAN

OF FINLAY ENTERPRISES, INC.

(for awards granted after termination of

Stockholders’ Agreement and Registration Rights Agreement)

AGREEMENT, made as of ___________, 20__, between FINLAY ENTERPRISES, INC., a Delaware corporation (the “Company”), and ________________ (the “Grantee”).

1. Purpose. The purpose of this Restricted Stock Agreement (the “Agreement”) is to provide an incentive and reward to the Grantee, who, through employment and by the Grantee’s industry and exceptional service, will continue to contribute to the growth and development of the Company.

2. Shares Awarded.

(a) Subject to the terms of this Agreement, provided that the Grantee is at such time employed by the Company or its Subsidiaries (as defined in the Plan), the Company shall issue to the Grantee, on _____________, 20__ (the “Vesting Date”) or as soon thereafter as is reasonably practicable but in no event later than 60 days after the Vesting Date, __________ shares of common stock, $.01 par value (“Common Stock”), of the Company (the “Shares”), which Shares shall be fully vested on the Vesting Date but shall be subject to the restrictions set forth herein.

(b) The Shares are granted pursuant to the Company’s 2007 Long Term Incentive Plan (the “Plan”). The Shares are subject to all of the applicable provisions of the Plan which are incorporated herein by reference, and any conflict between the terms of this Agreement and those of the Plan shall be resolved in favor of the terms of the Plan.

(c) Notwithstanding anything to the contrary herein contained, in the event (i) that the Grantee’s employment is terminated by reason of the Grantee’s death or Disability (as such term is defined in the Plan), or (ii) upon the occurrence of a Change in Control (as defined below), then in any such case, all of the Shares shall be deemed immediately vested and the Shares shall be distributed to the Grantee or his or her estate (as applicable) as promptly as possible thereafter but in no event later than 60 days following the vesting date.

(d) A “Change in Control” shall be deemed to have occurred if: (i) the stockholders of the Company shall have approved: (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company; (ii) any person (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the

Company or any employee benefit plan sponsored by the Company or any subsidiary) shall have become the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the issued and outstanding Common Stock; or (iii) individuals who on the date of the adoption of the Plan constituted the entire Board of Directors shall have ceased for any reason to constitute a majority unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

3. Certificates.

(a) Certificates. Upon issuance by the Company to the Grantee of the Shares in accordance with Section 2 hereof, the Company shall deliver to the Grantee or his or her estate (as applicable) a certificate covering such Shares, which shall be in the name of the Grantee or such estate and shall have stamped thereon the legend set forth in Section 5 hereof.

(b) Adjustments. In the event that any stock dividend, stock split, recapitalization, merger, reorganization, exchange of shares or similar event occurs in which the number or class of shares of Common Stock is changed without the receipt or payment of consideration by the Company, the number and/or type of securities issuable to the Grantee pursuant to Section 2 hereof after the effective date of such event shall be proportionately and equitably adjusted in such manner as the Committee shall determine in order to retain the economic value or opportunity to the Grantee under this Agreement.

4. Restrictions on Transfer. The Grantee hereby represents and warrants to and agrees with the Company as follows:

The Shares (and any other securities issued to the Grantee pursuant to Section 3(b) hereof) will not be sold, exchanged, pledged, hypothecated, transferred or otherwise disposed of by the Grantee in any manner, directly or indirectly, (i) without registration thereof under the Securities Act of 1933, as amended, and any applicable state “Blue Sky” laws unless an exemption from such registration is available and, if the Company so requests, the Grantee causes counsel satisfactory to the Company to deliver to the Company a written opinion of such counsel in form and substance satisfactory to the Company; or (ii) in violation of any law.

5. Restrictive Legend. All certificates representing Shares issued hereunder (and all certificates representing any other securities issued to the Grantee pursuant to Section 3(b) hereof) shall bear a restrictive legend thereon substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE HELD BY AN AFFILIATE OF THE COMPANY (AS DEFINED IN RULE 144 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”)), AND MAY ONLY BE TRANSFERRED (i) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (ii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL TO THE COMPANY, STATING THAT COMPLIANCE WITH RULE 144 IS UNNECESSARY.”

6. General Provisions. Nothing contained in this Agreement shall confer upon the Grantee any right to continue in the employ of the Company or shall in any way affect the right and power of the Company to dismiss or otherwise terminate the employment of the Grantee at any time for any reason with or without cause. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware. Any dispute arising hereunder shall be brought before a court of competent jurisdiction in the City, County and State of New York. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

FINLAY ENTERPRISES, INC.
By
Name: Arthur E. Reiner
Title: Chairman and CEO
THE GRANTEE:

Signature